UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report) March 30, 2007
CITIZENS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

KENTUCKY	0-20148	61-1187135
(State of incorporation or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

12910 SHELBYVILLE ROAD
LOUISVILLE, KENTUCKY 40243
(Address of principal executive offices)

Registrant’s telephone number, including area code: (502) 244-2420

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)     In its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed March 30, 2007, the Registrant restated its consolidated financial statements to correct an error in the compilation and reporting of certain reinsurance transactions that caused net income (loss) of the Registrant to be overstated in previously issued financial statements by $192,547 for the fiscal year ended December 31, 2005 and by $91,270, $107,058 and $122,566 for the first, second and third quarters of 2006, respectively.

On March 27, 2007, the Registrant’s Audit Committee Chairman and senior management discussed the matters disclosed in this item with the Registrant’s independent registered public accounting firm, Ernst & Young LLP. On March 27, 2007, the Registrant decided to restate its financial statements as described above. Investors should look to the restated financial information reflecting the correction of this error, which may be found in Note 2  - CORRECTION OF AN ERROR and Note 10 - QUARTERLY FINANCIAL DATA in the notes to the consolidated financial statements reported in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed March 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citizens Financial Corporation
Registrant
Date: March 30, 2007

By: /s/ Len E. Schweitzer
Len E. Schweitzer Vice President and Chief Financial Officer

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